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                                                                    EXHIBIT 12


                         THE BEAR STEARNS COMPANIES INC.
         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS, EXCEPT FOR RATIO)



                       (Unaudited)         (Unaudited)
                        Nine Months         Nine Months    Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year     Fiscal Year
                          Ended               Ended          Ended           Ended          Ended          Ended           Ended
                     March 27, 1997      March 29, 1996  June 30, 1996    June 30, 1995  June 30, 1994  June 30, 1993 June 30, 1992
                     --------------      --------------  -------------    -------------  -------------  ------------- -------------

Earnings before taxes
  on income               $   744,847      $  559,106      $  834,926    $  388,082      $  642,799    $  614,398     $  507,625
                           ----------       ---------       ---------     ---------       ---------     ---------      ---------

Add:     Fixed Charges
           Interest         1,740,701       1,463,102       1,981,171     1,678,515       1,023,866       710,086        834,859

         Interest factor
           in rents            19,828      $   19,301          25,672        24,594          21,772        20,084         20,874
                           ----------       ---------       ---------     ---------       ---------     ---------      ---------

  Total fixed charges       1,760,529       1,482,403       2,006,843     1,703,109       1,045,638       730,170        855,733
                           ----------      ----------       ---------     ---------       ---------     ---------      ---------

Earnings before fixed
  charges, and provision
  for income taxes        $ 2,505,376      $2,041,509      $2,841,769    $2,091,191      $1,688,437    $1,344,568     $1,363,358
                           ==========       =========       =========     =========       =========     =========      =========

Ratio of earnings to
  fixed charges                   1.4             1.4             1.4           1.2             1.6           1.8            1.6
                           ==========       =========       =========     =========       =========     =========      =========



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